SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.         )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      FIRST M&F CORPORATION
         (Name of Registrant as Specified in Its Charter)

                      FIRST M&F CORPORATION
            (Name of Person(s) Filing Proxy Statement,
                  if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[ ] Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:


     (2) Form, Schedule or Registration Statement no.:


     (3) Filing Party:


     (4) Date Filed:

                     FIRST M & F CORPORATION
                       Post Office Box 520
                   KOSCIUSKO, MISSISSIPPI 39090





                          March 19, 1997




Dear Shareholder:

Enclosed you will find a 1996 Annual Report for First M & F
Corporation, a Notice of the Annual Shareholders' Meeting for
1997, a Proxy Statement, and a Proxy.

This institution is grateful for the loyalty and support of you, our friends and shareholders. The Annual Shareholders' Meeting is to be held on Wednesday, April 9, 1997, at 2:00 P.M. at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi. We encourage you to mark this date on your calendar and make plans to attend, and share further in the affairs of your corporation.

I urge you to complete the enclosed Proxy promptly and return it in the enclosed self-addressed postage paid envelope, even if you plan to attend the meeting. If you attend the meeting, you may withdraw your Proxy and vote in person.

We look forward to seeing you at the Annual Meeting.

                              Sincerely yours,

                              FIRST M & F CORPORATION



                              Hugh S. Potts, Jr.
                              Chairman / Chief Executive Officer

                     FIRST M & F CORPORATION
                       POST OFFICE BOX 520
                   KOSCIUSKO, MISSISSIPPI 39090
                          MARCH 19, 1997

              NOTICE OF ANNUAL SHAREHOLDERS' MEETING


To the Shareholders of
First M & F Corporation
Kosciusko, Mississippi 39090

     NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with the Bylaws, the regular annual meeting of shareholders of the FIRST M & F CORPORATION (the "Company"), KOSCIUSKO, MISSISSIPPI, will be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 9, 1997, at 2:00 P.M. for the purpose of considering and voting on the following proposals:

     1. ELECTION OF DIRECTORS: The election of five (5) persons listed in the Proxy Statement dated March 19, 1997, accompanying this notice, as members of the Board of Directors for a term of three years.

     2. Amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock and Preferred
Stock.

     3. Whatever other business may be properly brought before the meeting or any adjournment thereof.

     Whether or not you contemplate attending the meeting, it is requested that you complete and return the enclosed Proxy as soon as possible. If you attend the meeting, you may withdraw your Proxy and vote in person.

     Only those shareholders of record at the close of business on February 28, 1997, shall be entitled to notice of and to vote at this meeting.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         Hugh S. Potts, Jr.
                         Chairman / Chief Executive Officer

Dated and mailed at
Kosciusko, Mississippi
on or about March l9, 1997

Enclosures:    1. Proxy
          2. Business Reply Envelope
          3. Annual Report

                     FIRST M & F CORPORATION
                       POST OFFICE BOX 520
                   KOSCIUSKO, MISSISSIPPI 39090

                         PROXY STATEMENT
                       DATED MARCH 19, 1997

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                          APRIL 9, 1997

  SOLICITATION BY BOARD OF DIRECTORS OF FIRST M & F CORPORATION

     This statement is furnished to the shareholders of First M & F Corporation (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 9, 1997, at 2:00 P.M., local time or any adjournment(s) thereof, for the matters set out in the foregoing notice of Annual Shareholders' Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is March 19, 1997.

     Only those shareholders of record on the books of the Company at the close of business on February 28, 1997, (the "Record Date") are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 3,394,656 shares of common stock. Each share is entitled to one
(1) vote. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the num-ber of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to elected is five (5), a shareholder owning ten (10) shares may cast ten (10) votes for each of five
(5) nominees, or cast 50 votes for one (1) nominee or allocate the fifty (50) votes among several nominees.

     The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefor. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

     Any shareholder giving a Proxy has the right to revoke it at anytime before it is exercised. A shareholder may revoke his Proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the Proxy or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. A.ll properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted "For" each of the proposals described below.

     The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on February 28, 1997, and entitled to vote, will constitute a quorum.

     The 1996 Annual Report to shareholders of the Company, including audited financial statements of the Company, is enclosed for the information of the shareholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

  PROPOSAL NO. 1 - ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

     The Board of Directors of the Company is divided into three
(3) classes - Class I, Class II and Class III. Classes I and III consist of five (5) Directors each and Class n consists of six
(6) Directors. The term of Class I Directors expires at the 1997 Annual Meeting. The term of Class II Directors will expire at the 1998 Annual Meeting and the term of Class III Directors will expire at the 1999 Annual Meeting.

     The Board of Directors has nominated Fred A. Bell, Jr., Charles T. England, Joseph M. Ivey, Susan McCaffery, and Edward
G. Woodard for election as Class I Directors to serve until the 2000 Annual Meeting. Fred A. Bell, Jr., Charles T. England, Joseph M. Ivey, Susan McCaffery, and Edward G. Woodard are currently serving as Class I Directors.

     Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the five (5) nominees for Class I Directors listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the annual meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors. During 1996, the Company's Board of Directors had twelve (12) meetings. No incumbent Director attended less than seventy-five percent (75%) of the total number of meetings of the Board of Directors or committees upon which he served. The following table provides certain information about the nominees and the other current Directors of the Company.

     Pursuant to Mississippi Law and the Company's By Laws, Directors are elected by a plurality of the votes cast in the election of Directors. A "plurality" means that the individuals with the largest number of favorable votes are elected as Director, up to the maximum number of Directors to be chosen at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE ELECTION OF ALL THE NOMINEES.

          INFORMATION CONCERNING NOMINEES AND DIRECTORS
                                          Amount and
                                          Nature of
                                          Beneficial
                                          Ownership of   Percent
               Positions &                Common Stock   of Common
               Offices with               as of          Stock
               Company and/or   Director  February 28,   Beneficially
Name and Age   Employment       Since     1997           Owned (a)

CLASS I

Fred A. Bell,
Jr., 55        District manager,1981      18,728(1)      55%
               Mississippi
               Materials Corp.
               (Concrete and
               building
               materials
               manufacture/
               distributor)

Charles T.
England, 60    Supervisor of    1980      15,000(2)      .44%
               Finance Company
               subsidiaries of
               Merchants &
               Farmers Bank
               beginning in
               1995; Registered
               Representative
               Security
               Financial
               Network in 1994;
               Farmer, formerly
               Chancery Clerk,
               Attala County

Joseph M.
Ivey, 38       Chairman and CEO, 1994     101,262(3)(4)  2.98%
               Ivey Mechanical            (13)
               Company (plumbing
               and electrical
               contractors)

Susan
McCaffery, 57  Member of Audit  1987      113,322(5)(6)  3.35%
               Committee
               Professor
               Wood College

Edward G.
Woodard, 42    Member of Audit  1989      8,306(7)       .24%
               Committee
               President
               K. M. Distributing
               Company, Inc.
               (wholesaler of
               chain saws, lawn
               and gardening
               products)

CLASS II

Barbara K.
Hammond, 52    Member of Audit  1995      2,000          .06%
               Committee
               Specialist
               Circuit Capacity
               Management
               Bell South

R. Dale
McBride, 57    President        1979      17,364(10)     .51%
               Merchants &
               Farmers Bank
               Durant Branch

Dr. W. M.
Myers, 69      Dentist          1979      21,520(8)      .63%

Hugh S. Potts,
Jr., 52        Chairman of      1979      366,660(5)(11) 10.80%
               Board and CEO
               of the Company
               since 1994
               Vice Chairman
               1983-1993
               Vice President
               1979-1983
               Chairman of Board
               and CEO
               Merchants &
               Farmers Bank

W. C.
Shoemaker, 64  Consultant       1979      40,266         1.19%
               IMC Webb
               Graphics
               (Printing)
               President
               W.C. Shoemaker,
               Inc.
               (investments &
               real estate)

Scott M.
Wiggers, 52    President since  1983      11,975(9)      .35%
               1988 and
               Treasurer since
               1979
               Company President,
               Merchants &
               Farmers Bank

CLASS III

Jon A.
Crocker, 54    Chairman & CEO   1996      61,895(12)     1.82%
               Merchants &
               Farmers Bank
               Bruce Branch

Toxey Hall,
III, 57        Member of Audit  1984      2,112          .06%
               Committee
               President,
               Thomas-Walker-
               Lacey
               (retail discount
               store)

J. Marlin
Ivey, 60       Member of Audit  1979      112,512(3)(13) 3.31%
               Committee
               President,
               Ivey National
               Corporation
               (holding company
               for various
               businesses)

Otho E. Pettit,
Jr., 46        Attorney at Law, 1993      10 754(14)     .32%
               Thornton,
               Guyton, Dornil &
               Pettit

Charles W.
Ritter, Jr.,
63             Chairman of Audit 1979     152,000(15)    4.48%
               Committee
               President,
               The Attala
               Company
               (feed
               manufacturing
               company)


ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (20 PERSONS)                   971,613(16)    28.6%

(a)  Constitutes sole ownership unless otherwise indicated.
(1)  Includes 200 shares owned by Mr. Bell's wife.
(2) Mr. England shares voting and investment power with respect to these shares with his wife.
(3)  Director J. Marlin Ivey is the father of director Joseph M.
     Ivey.
(4) Includes 150 shares owned by Mr. Joseph Ivey's minor children.
(5) Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister. Their father is the Company's former Chief Executive Officer and Chairman of the Board, Hugh S. Potts, Sr.
(6) Mrs. McCaffery shares voting and investment power with respect to 4,285 of these shares with her husband and children and includes 15,500 shares owned by Mrs. McCaffery's husband.
(7)  Includes 880 shares owned by Mr. Woodard's wife.
(8) Dr. Myers shares voting and investment power with respect to 13,200 of these shares with his children.
(9)  Includes 1,134 shares owned by Mr. Wiggers' wife.
(10) Mr. McBride shares voting and investment power with respect to 12,780 of these shares with his wife and children.
(11) Mr. Potts,Jr. shares voting and investment power with respect to 69,500 of these shares, which are held in two trusts and includes 26,584 shares owned by his wife and minor children.
(12) Of these shares, 4,070 are registered in the name of BellAire Corporation, of which Mr. Crocker's wife is a director.
(13) Of these shares, 92,512 are registered in the name of Ivey National Corporaticn, of which Mr. J. Marlin Ivey is the President and Mr. Joseph M. Ivey is an officer.
(14) Includes 3,726 owned by Mr. Pettit's wife and children.
(15) Includes 60,000 shares owned by Mr. Ritter's wife.
(16) All of the Directors, Executive Officers and Nominees of the Company as a group (consisting of 20 persons) beneficially owned, in the aggregate, 971,613 shares or 28.5% of Common Stock of the Company.

Charles W. Ritter, Jr., is a director of Sanderson Farms, Inc., Laurel, Mississippi. None of the other Directors are a director of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company Act of 1940.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996 all
Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.

     PROPOSAL NO. 2 - AMENDMENT TO THE COMPANY'S ARTICLES OF
               INCORPORATION (ITEM 2 ON PROXY CARD)

     The Company is presently authorized to issue 5,00O,OOO shares of Common Stock, $5.00 par value; 50O,OOO shares of Class A Voting Preferred Stock, no par value; and 500,000 shares of Class B Non-Voting Preferred Stock, no par value. On February 28, 1997, there were 3,394,656 shares of Common Stock issued and outstanding and no Preferred Stock was outstanding.

     The Board of Directors of the Company has approved and recommends that the stockholders approve an amendment to Article Four of the Articles of Incorporation, a copy of which is attached as Exhibit "A" hereto, which would amend the first paragraph of Article Four to increase the number of shares of Common Stock, $5.00 par value, Class A Voting Preferred, no par value, and Class B Non-Voting Preferred, no par value, which the Company has the Authority to issue to 15,00O,00O, 1,000,000 and 1,OOO,OOO shares respectively. The other provisions of Article Four will remain in their current form. This change would be effective upon the date of filing of the Articles of Amendment with the Secretary of State of the State of Mississippi. Shareholders of the Company presently have no preemptive rights to acquire authorized but unissued shares of the Company, and the proposed amendment to the Articles of the Incorporation will not create any preemptive rights.

     If additional stock is authorized, the Board of Directors would, without further action by the stockholders unless otherwise required by law, regulation or stock exchange rule, be able to authorize issuance of the stock at such times, for such purposes and for such consideration as it may deem desirable, without further shareholder action. Any issuance of additional authorized shares could result in the dilution of each existing shareholder's voting power, and could, depending upon a variety of factors, have the effect of diluting the earnings per share or book value per share of outstanding shares of Common Stock.

     The Board of Directors believes it advisable to increase the authorized number of shares of Common and Preferred Stock to have available for issuance for purposes that the Board of Directors may determine to be in the interest of the Company. Such shares could be used for possible future acquisitions, stock dividends or other general corporate purposes related to the development and expansion of the Company. There are presently no arrangements, intentions, nor understandings with respect to the issuance of any additional shares of stock.

     The issuance of additional shares of Common Stock might have anti-takeover effects by diluting the voting power of a person seeking to acquire the Company, but this is not the purpose of the increased authorization and the Board has no present intention of issuing Common Stock for such purpose.

     The proposal to amend the Articles is not in response to any effect of which the Company is aware to accumulate the Company's stock or obtain control of the Company. The Board does not presently contemplate recommending the adoption of any other amendments to the Articles which could be construed to affect the ability of third parties to take over or change control of the Company.

     The Articles of Incorporation and Bylaws of the Company presently contain the following provisions which could be considered to have an anti-takeover effect: (i) authorized but unissued shares of Common Stock issuable by the Board of Directors without stockholder approval; (ii) authorized but unissued shares of Preferred Stock issuable, without stockholder authorization, in series with such dividend, redemption, sinking fund, conversion and liquidation preferences, if any, as are designated by the Board in creating any particular series; (iii) division of the Board of Directors into three (3) classes of directors serving staggered three year terms; (iv) the requirement of an affirmative vote of eighty percent (80%) of the shares entitled to vote to remove the entire Board of Directors or to remove any one director; and (v) the requirement of supermajority shareholder approval to approve certain business combinations.

     A copy of the proposed amendment to Article Four is attached to the Proxy Statement as Exhibit A. The foregoing description of the amendment to Article Four is qualified in its entirety by reference to Exhibit A.

     Your Board of Directors, therefore, has unanimously voted to approve the proposed amendment to increase the authorized capital shares to 17,00O,OOO shares and intends to vote for the Amendment at the Annual Meeting. Approval of the proposed Amendment requires a majority vote of the Company's shareholders.

                      PRINCIPAL SHAREHOLDER

     Management of the Company knows of no person who owns of record or beneficially, directly or indirectly, more than S~o of the outstanding common stock of the Company except as set forth below:

                         AMOUNT AND NATURE OF
NAME AND ADDRESS OF      BENEFICIAL OWNERSHIP     PERCENT OF
BENEFICIAL OWNER         OF COMMON STOCK          CLASS

Hugh S. Potts, Jr.       366,660 shares (1)       10.80%
1104 Walnut Grove Road
Kosciusko, Mississippi 39090

(1) Mr. Potts shares voting and investment power with respect to 69,500 of these shares, which are held in two trusts.

                      EXECUTIVE COMPENSATION

     The following tables show the cash compensation for 1996, 1995 and 1994 for the Chief Executive Officer of the Company and all Executive Officers of the Company and the Bank whose cash compensation exceeded $100,000.

                                                  Other
                                                  Annual    All Other
Name and Principal                                Compen-   (3) Com-
Position            Year      Salary    Bonus     sation    pensation

Hugh S. Potts, Jr.  1996      $153,653  $12,292   $2,016(1)
Chairman of the                                   $ 887 (2) $3,841
 Board and CEO      1995      $150,320  $21,300   $2,441(1)   -0-
 since 4/15/94;     1994      $148,285  $15,000   $1,358(1)   -0-
Vice Chairman
 until 4/15/94

Scott M. Wiggers    1996      $113,654  $9,092    $1,613(1) $2,841
President           1995      $110,260  $15,620   $1,613(1)   -0-
                    1994      $108,370  $10,000   $1,453(1)   -0-

(1) Cost of excess life insurance
(2) Automobile allowance
(3) "All other compensation" consist of Company Contribution of the 401k plan

PENSION PLAN. The following table indicates the estimated annual benefits payable to persons in specified classifications upon retirement at age 65.

FIVE YEARS
AVERAGE ANNUAL
COMPENSATION                  CREDITED YEARS OF SERVICE

                    15      20        25        30             35

 $25,000        $3,000    $4,000     $5,000    $6,000        $ 7,000
  50,000         6,000     8,000     10,000    12,000         14,000
  75,000         9,000    12,000     15,000    18,000         21,000
 100,000        12,000    16,000     20,000    24,000         28,000
 160,000        19,200    25,600     32,000    38,400         44,800

     Credited years of service for the individuals named in the Summary Compensation Table above are anticipated to be as follows: Hugh S. Potts, Jr. - 37 years; Scott M. Wiggers - 34 years.

     A participant in First M&F's Pension Plan whose service is terminated on or after the date on which he attains his normal retirement age and on or before his normal retirement date is eligible to retire and receive a normal retirement benefit. The amount of the normal benefit under the Plan is equal to 1/12 of the sum of the amounts described below in (1) and (2) multiplied by (3) where:

(1) = eight-tenths of one percent (0.8%) of the participant average earnings;
(2) = twenty-five hundredths percent (0.25%) of the participants average earnings in excess of Twenty-Four Thousand and no/100 dollars ($24,000.00); and
(3) = the participant's benefit service as of his normal retirement date.

     If a participant's annual benefit commences before the participants social security retirement age, but on or after age 62, the amount of the benefit is reduced. If the annual benefit of a participant commences prior to age 62, the amount of the beneft shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the participant attains age
62. If the annual benefit of a participant commences after the participant's social security retirement age, the benefit amount is adjusted so that it is the actuarial equivalent of an annual benefit beginning at the participant's social security retirement age.

DIRECTOR COMPENSATION. Non-Officer Directors receive annual compensation in the amount $800 per Board Meeting attended payable at the end of the year, plus an additional $20 for each committee meeting attended.

             FIVE YEAR SHAREHOLDER RETURN COMPARISON

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market US Index and the NASDAQ Bank Index which consists of the period of five (5) years beginning in 1991.


                             [GRAPH]

                              Cumulative Total Return
               12/91     12/92     12/93     12/94     12/95     12/96
First M&F
Corp           100       140       183       198       349       472
NASDAQ STOCK
MARKET - US    100       116       134       131       185       227

NASDAQ BANK    100       146       166       165       246       326

                  INDEPENDENT PUBLIC ACCOUNTANTS

     Shearer, Taylor & Company P.A. were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountant for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportuni-ty to make statements if they so desire and are expected to be available to respond to appropriate questions.

              SALARY AND BENEFIT COMMITTEE REPORT ON
                      EXECUTIVE COMPENSATION

     This report reflects the Company's compensation philosophy fo,r all executive officers, as endorsed by the Board of Directors and the Salary and Benefits Committee. The com~mittee is comprised of Directors: Hugh S. Potts, Jr., J. Marlin Ivey, Charles W. Ritter, Jr., W. C. Shoemaker, and Edward G. Woodard and determines annual base salary'adjustments and annual pay for performance bonus awards.

     In determining the compensation to be paid to the Company's executive officers in 1996, the Salary and Benefit Committee employed compensation policies designed to align the compensation of Messrs. Wiggers and Potts with the Company's overall business strategy, values andmanagement initiatives. These policies are intended to reward executives for strategic management, and the enhancement of shareholder value and support a performance oriented environment that rewards achievement of internal goals.


     In 1996 Messrs. Wiggers and Potts received an increase in base salary of 2.5% and 3.1% respectively, from their 1995 base salary. The increases were consistent with recommended salary increase percentage ranges of 3-4% (based on merit) used in the bankwide budgeting proess for all employees of the bank. This process was approved by the Company's Board of Directors in 1995 upon the recommendation of the Salary and Benefit Committee.


     The Company has established performance goals in four categories which are to be met by improvement in ratios or amounts as applicable from the last fiscal year. The four categories are GROWTH, which is measured by increases in loan volume and core deposit volume; PROFITS, measured by increases in net interest margin (%) and an increase in non-interest income; QUALITY, the goal of which is to maintain the previous year's percentage of nonperformning assets and net charge-offs, with a penalty factor if the percentage increases from the previous year; and PRODUCTIVITY, measured by in increase in pre-tax income divided by salaries and benefits.


     The model calculates the bonus by weighting the categories and combining the results in each category to arrive at a bonus as a percentage of base salary. A bonus is awarded if the 1996 Company results in any category were an improvement over 1995 results. If the 1996 results were an improvement over 1995 results in each category, a bonus of approximately 7% of base salary would be awarded. If the 1996 Company budget was met in each category, the bonus is approximately 10%. If budget is exceeed in one or more categories, the bonus increases on a sliding scale, with the maximum bonus of approximately 38% of base salary.


     The Company's Loan Volume for 1996 exceeded the budgeted amount with an increase of approximately 8.5% and Core Deposit Volume exceeded budget with an increase of 9%. Non-interest income exceeded budget with an increase of 16.6%. Based upon the model a bonus was awarded to Messrs. Potts and Wiggers which equaled approximately 8% of base pay.

     Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company's market areas and its peer groups. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company's overall and long-term success.

     Submitted by the Company's Salary and Benefit Committee:
Hugh S. Potts, Jr., Chairman, J. Marlin Ivey, Charles W. Ritter,
Jr., W. C. Shoemaker, and Edward G. Woodard.

                   TRANSACTIONS WITH MANAGEMENT

     First M & F Corporation's subsidiary, Merchants and Farmers Bank, Kosciusko, Mississippi, (the "Bank") has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates. Such transactions are completed on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features. Such loans are extended on a secured basis. The aggregate amount of loans outstanding to directors, principal officers and their interest to the bank as of December 31, 1996, totaled $2,948,000. Other than these transactions, there were no material transactions during 1996 between directors and officers and the Bank or the Company.

               COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee of its Board oi Directors which met four (4) times during 1996. Presently Charles
W. Ritter, Jr. serves as Chairman and other members are Barbara
K. Hammond, J. Marlin Ivey, Susan P. McCaffery, Edward G. Woodard and Toxey Hall, III. The Audit Committee reviews audit plans, examination results of both independent and internal auditors and makes recommendations to the Board of Directors concerning independent auditors.

     The Company has a standing Salary and Benefit Committee which met two (2) times during 1996 and makes recommendations to the Board of Directors on all officers' salaries and compensation. Presently Hugh S. Potts, Jr. serves as Chairman and other members are J. Marlin Ivey, Charles W. Ritter, Jr., W. C. Shoemaker, and Edward G. Woodard.

     The Company does not have a standing Nominating Committee.
The Company's By-Laws are silent as to nominations to the Board of Directors, other than those made by or at the direction of the Board of Directors.

     Merchants & Farmers Bank has among other committees, an Investment Committee which meets quarterly, a Loan and Policy Committee which meets weekly, an Executive and Administrative committee which meets bi-annually, a Trust Committee which meets monthly and an Electronic Data Processing Steering Committee which meets quarterly.

                          OTHER MATTERS

     Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying Proxies in accordance with its judgment.

                PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder who wishes to present a proposal at the Company's next Annual Meeting and who wishes to have the proposal included in the Company's Proxy Statement and form of proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than November 21, 1997.

     The accompanying Proxy is solicited by Management.

                         By Order of THE BOARD OF DIRECTORS,



                         Hugh S. Potts, Jr.
                         Chairman/Chief Executive Officer


Dated and mailed at
Kosciusko, Mississippi
on or about March 19, 1997

                            EXHIBIT A

     Article Four of the Articles of Incorporation, as amended would read as follows:

     FOURTH: The aggregate number of shares which the corporation is authorized to issue is 17,000,000, divided into three (3) classes. The designation of each class, the number of shares of each class and the par value, if any, of each class are as follows:

Number of
Shares         Class                         Par Value, if Any

15,000,000     Common Stock                       $5
1,000,000      Class A Voting Preferred      No par value
1,000,000      Class B Non-Voting Preferred  No par value

     The preferences and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any preferred class in series are as follows:

     Each share of Common Stock and of Class A Voting Preferred Stock shall entitle the holder thereof to full voting right. A holder of Class B Non-Voting Preferred Stock shall have no voting rights as a holder of such stock, except as specifically required by law.

     The holders of Class A Voting Preferred Stock and Class B Non-Voting Preferred Stock (together "preferred stock") shall be entitled to receive dividends, subject to statutory restrictions, when and as declared by the Board of Directors. Such dividends shall be payable at such periods as shall be fixed by the Board of Directors at the rate specified in the resolution of the Board of Directors authorizing the issuance of the particular series of preferred stock, and no more, before any dividend shall be paid or set apart for payment upon the Common Stock.

     Dividends on the preferred stock shall be cumulative, so that if for any period the same shall not be paid, the right thereto shall accumulate as against the Common Stock, and all arrears so accumulated shall be paid before any dividend shall be paid upon the Common Stock.

     Whenever all accumulated dividends on the outstanding preferred stock for all previous periods shall have been declared and shall have become payable, and the corporatio;n shall have paid such accumulated dividends for such previous periods, or shall have set aside from its legally available funds a sum sufficient therefor, the Board of Directors may declare dividends on the Common Stock, payable then or thereafter out of any remaining legally available funds.

     Each class of preferred stock shall be divided into and issued from time to time by resolution of the Board of Directors in one or more series, each series being so designatecl as to distinguish the shares thereof from the shares of all other series and classes. All or any of the series of any such class and the variations and the relative rights and preferences as between different series may be fixecl and determined by resolution of the Board of Directors, but all shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(a)  The rate of dividend;

(b) Whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption;

(c) The amount payable upon shares in the event of voluntary and involuntary liquidation;

(d) Sinking funds provisions, if any, for the redemption or purchase of shares; and

(e) The terms and conditions, if any, on which shares may be converted.

PROXY FIRST M & F CORPORATION, KOSCIUSKO, MISSISSIPPI
PROXY SOLICITED BY MANAGEMENT FOR THE ANNUAL MEETING OF
SHAREHOLDERS, APRIL 9, 1997

     KNOW ALL MEN BY THESE PRESENTS that I, the undersigned Shareholder of First M & F Corporation, Kosciusko, Mississippi, do hereby nominate, constitute and appoint Hugh S. Potts, Jr., J. Marlin Ivey, Charles W. Ritter, Jr., W. C. Shoemaker, and Edward
G. Woodard, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the common stock of said corporation, standing in my name on its books on the day of election at the annual meeting of its shareholders to be held at the Mary Ricks Thornton Cultural Center, 204 North Huntington Street, Kosciusko, Mississippi, on April 9, 1997, at 2:00 P.M.; or at any adjournments thereof with all the powers the undersigned would possess if personally present, as follows:

(1) WITH ( ) WITHOUT ( ) Authority to vote for the election of the five (5) directors listed as nominees in the Proxy Statement, dated March 19, 1997, accompanying notice of said meeting for a term of three years.

(2) WITH ( ) WITHOUT ( ) Authority to vote to amend the Company's
Articles of Incorporation to provide that the Company shall have the authority to issue 15,000,000 shares of Common Stock, 1,000,000 shares of Class A Voting Preferred Stock and 1,000,000 shares of Class B Non-Voting Preferred Stock.

(3) Upon whatever other business may be properly brought before the meeting or any adjournments thereof in accordance with recommendation of Management. Management at present knows of no other business to be presented by or on behalf of the corporation or its management at the meeting.

     This Proxy will be voted in accordance with the instructions above. Where no contrary specification is made, it will be voted FOR proposal One (1), proposal Two (2) and proposal Three (3). If any other business is presented at said meeting, or any adjournment thereof, this Proxy will be voted in accordance with the recommendations of Management.

     THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND MAY BE
REVOKED PRIOR TO ITS EXERCISE.

IN WITNESS WHEREOF, I have hereunto
set my hand this                     19
                  Month     Day

NOTE: When signing as Attorney,
Executor, Administrator, Trustee
or Guardian, please give title.
If more than one Trustee, all should
sign. All joint owners must sign.

                                   Signature(s) of Shareholder(s)






 PLEASE SIGN PROMPTLY AND RETURN IN THE ENCLOSED RETURN ENVELOPE